UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XL GROUP PLC (Exact Name of Registrant as Specified in Its Charter)	XLIT LTD. (Exact Name of Registrant as Specified in Its Charter)

IRELAND (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)

98-0665416 (IRS Employer Identification no.)	98-0191089 (IRS Employer Identification no.)

XL House, 8 St. Stephen’s Green Dublin 2, Ireland (Address of Principal Executive Offices)	XL House, 8 St. Stephen’s Green Dublin 2, Ireland (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of each exchange on which each class is to be registered

4.450% Subordinated Notes Due 2025	The New York Stock Exchange
5.500% Subordinated Notes Due 2045	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-199842.

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is herein incorporated by reference to the information set forth under the caption “Description of the Subordinated Notes and Guarantees” in the Prospectus Supplement dated March 24, 2015, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus dated November 4, 2014, as filed on March 25, 2015 and November 4, 2014, respectively, with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, by XL Group plc and XLIT Ltd.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Subordinated Indenture, dated as of March 30, 2015, between XLIT Ltd., as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by XL Group plc with the Commission on March 30, 2015.

4.2	First Supplemental Indenture, dated as of March 30, 2015, between XLIT Ltd., as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by XL Group plc with the Commission on March 30, 2015.

4.3	Form of Subordinated Note due 2025 (included in Exhibit 4.2 hereto).

4.4	Form of Subordinated Note due 2045 (included in Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 30, 2015

XL GROUP PLC
(Registrant)

By:	/s/ Kirstin Gould
Name:	Kirstin Gould
Title:	Executive Vice President, General Counsel and Secretary

XLIT LTD.
(Registrant)

By:	/s/ Kirstin Gould
Name:	Kirstin Gould
Title:	Secretary